Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-166614 and 333-203957) on Form S-8 of our report dated February 19, 2021, relating to the financial statements of RLI Corp and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 19, 2021

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